Exhibit 99.1

NEWS FROM:

INDUS REALTY TRUST, INC.

CONTACT:

Ashley Pizzo

Vice President, Capital Markets & Investor Relations

(212) 218-7914

apizzo@indusrt.com

Jon Clark

Executive Vice President, Chief Financial Officer

(860) 286-2419

jclark@indusrt.com

INDUS ANNOUNCES FIRST QUARTER 2023 RESULTS

NEW YORK, NEW YORK (May 3, 2023) INDUS Realty Trust, Inc. (Nasdaq: INDT) (“INDUS” or the “Company”), a U.S. based industrial/logistics REIT, reported financial results for the quarter ended March 31, 2023:

2023 First Quarter & Recent Highlights

●	Net loss of $5.8 million, or $0.57 per basic share, for the 2023 first quarter compared to net income of $0.3 million, or $0.03 per basic and diluted share, for the 2022 first quarter
●	Core Funds from Continuing Operations (“Core FFO from continuing operations”)[1] of $5.3 million, or $0.51 per diluted share, for the 2023 first quarter compared to $4.0 million, or $0.38 per diluted share, for the 2022 first quarter
●	Net Operating Income from Continuing Operations (“NOI from continuing operations”)[1] of $10.5 million for the 2023 first quarter compared to $8.7 million for the 2022 first quarter
●	As of March 31, 2023, both the stabilized[2] portfolio and total in-service portfolio were 98.8% leased
●	Executed one first generation lease totaling 99,176 square feet and one renewal lease totaling 24,062 square feet across the Company’s portfolio during the 2023 first quarter
●	Announced a quarterly cash dividend of $0.18 per share of common stock for the first quarter of 2023
●	Entered into a definitive merger agreement under which affiliates of Centerbridge Partners, L.P. (“Centerbridge”) and GIC Real Estate, Inc. (“GIC”) have agreed to acquire all of the outstanding shares of the Company for $67.00 per share in cash, subject to certain adjustments

Results of Operations

INDUS reported total rental revenue of approximately $13.6 million for the 2023 first quarter, as compared to approximately $11.3 million for the 2022 first quarter. The 20% increase in rental revenue for the 2023 first quarter over the comparable prior year period was primarily due to development and acquisition activity totaling 0.7 million square feet that was completed subsequent to March 31, 2022.

For the 2023 first quarter, INDUS recorded a net loss of approximately $5.8 million as compared to net income of approximately $0.3 million for the comparable prior year period.

Core FFO from continuing operations for the 2023 first quarter increased to approximately $5.3 million, or $0.51 per diluted share, compared to approximately $4.0 million, or $0.38 per diluted share for the comparable prior year period.

NOI from continuing operations, which is defined as rental revenue less operating expenses of rental properties and real estate taxes, increased to approximately $10.5 million in the 2023 first quarter from approximately $8.7 million in the 2022 first quarter. The increase in NOI from continuing operations is primarily attributable to the same acquisitions and developments as noted above for rental revenue.

Cash NOI from continuing operations for the 2023 first quarter increased to approximately $9.8 million as compared to approximately $7.9 million for the comparable prior year period. The increase in Cash NOI from continuing operations was primarily attributable to the factors discussed above.

General and administrative expenses increased to approximately $9.6 million for the 2023 first quarter as compared to approximately $2.9 million for the comparable prior year period. The increase was primarily attributable to approximately $5.9 million in strategic transaction costs related to the proposed merger and $0.4 million related to the Company’s non-qualified deferred compensation plan due to the effect of higher stock market performance in the first quarter of 2023 as compared to the first quarter of 2022.

Interest expense increased to approximately $1.8 million for the 2023 first quarter as compared to approximately $1.5 million in the 2022 first quarter. The increase in interest expense primarily reflects $1.0 million related to the delayed draw term loan that commenced in April 2022 and a decrease of $0.1 million in capitalized interest offset by a decrease of $0.8 million related to the repayment of mortgage debt subsequent to March 31, 2022.

Leasing Activity

For the 2023 first quarter, INDUS reported the following second generation leasing metrics3:

			Weighted	Weighted	Weighted Avg. Rent
			Avg. Lease	Avg. Lease	Growth[5]
	Number	Square	Term in	Costs PSF	Straight-line	Cash
	of Leases	Feet	Years	per Year[4]	Basis	Basis
New Lease	0	-	n/a	n/a	n/a	n/a
Renewal Lease	1	24,062	3.0	$0.00	42.5%	31.6%
Total / Average	1	24,062	3.0	$0.00	42.5%	31.6%

In addition to the second generation renewal noted above, INDUS executed a 99,176 square foot first generation lease at the Company’s recently delivered two-building development project in the Orlando, Florida market (“Landstar Logistics”). With the addition of this lease, Landstar Logistics is now 100.0% leased.

As of March 31, 2023, INDUS’ 42 buildings aggregated 6.1 million square feet. INDUS’ portfolio percentage leased and percentage leased of stabilized properties were as follows:

	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2023	2022	2022	2022	2022
Percentage Leased	98.8%	97.2%	97.6%	99.4%	100.0%
Percentage Leased - Stabilized Properties	98.8%	98.8%	100.0%	100.0%	100.0%

Acquisitions Under Contract

The following is a summary of INDUS’ acquisitions under contract as of March 31, 2023:

				Purchase
		Building		Price
Market	Building Count	Size (SF)	Type	(in millions)
Charleston	1	263,000	Forward (100.0% pre-leased)	$28.0
Nashville	2	184,000	Forward (100.0% pre-leased)	$28.4
Greenville-Spartanburg	1	284,400	Forward	$28.5
Charlotte	1	231,000	Forward	$21.2
Total Acquisitions Under Contract	5	962,400		$106.1

Subsequent to the end of the 2023 first quarter, INDUS completed the acquisition of the Charleston forward property indicated in the table above. The remaining acquisitions under contract are each subject to certain remaining contingencies. There can be no guarantee that these transactions will be completed under their current terms, anticipated timelines, or at all.

Development Activities

As of March 31, 2023, INDUS had one ongoing development project in the Lehigh Valley (“American Parkway”). The American Parkway development is a speculative development project consisting of one building totaling approximately 206,000 square feet.

During the 2023 first quarter, INDUS completed the acquisitions of 11 acres of land in the Lehigh Valley, Pennsylvania market (the “Lehigh Valley Land”) and 75 acres of land in the greater Orlando, Florida market (the “Orlando Land”). The Lehigh Valley Land is entitled to support the development of a 90,000 square foot building and the Orlando Land is entitled to support the development of three buildings totaling 574,000 square feet. INDUS completed the acquisitions of the Lehigh Valley Land and the Orlando Land, for a combined purchase price of $19.8 million, after transaction costs.

Closing on the purchase of any previously disclosed land under contract as well as the commencement, completion and/or stabilization of any existing or new development projects are each subject to a number of contingencies. There can be no guarantee that these transactions and developments will be completed under their current terms, anticipated timelines, or at all.

Liquidity & Capital Resources

As of March 31, 2023, the Company maintained approximately $177.0 million of liquidity which reflects approximately $23.8 million of cash and cash equivalents, $60.0 million of available draws under the Company’s delayed draw term loan facility (the “DDTL Facility”) and $93.2 million of borrowing capacity under the revolving credit facility. The Company currently has no borrowings outstanding under its revolving credit facility; however, as of March 31, 2023, the revolving credit facility was used to secure approximately $6.8 million in standby letters of credit related to INDUS’ development activities. Additionally, the Company has no floating rate debt outstanding as the Company’s DDTL Facility, including future available draws, is hedged at a fixed effective interest rate of 4.15%.

During April 2023, the Company completed the third and final draw totaling $60.0 million under its DDTL Facility and currently has the full $150.0 million balance outstanding.

Common Stock Dividend

During the 2023 first quarter, INDUS’ board of directors declared a quarterly cash distribution on its common stock of $0.18 per share. The 2023 first quarter dividend was paid on April 14, 2023 to stockholders of record on March 31, 2023.

Pending Merger Transaction

On February 22, 2023, INDUS entered into an Agreement and Plan of Merger (the “Merger Agreement”) whereby affiliates of Centerbridge Partners, L.P., a leading global private investment firm with deep experience in real estate, and GIC Real Estate, Inc., a global institutional investor, will acquire all outstanding shares of INDUS’ common stock through a merger transaction (the “Merger”) in which INDUS will be the surviving entity. Subject to the terms and conditions set forth in the Merger Agreement, each share of INDUS’ common stock will be cancelled and converted into the right to receive an amount in cash equal to $67.00, without interest, subject to certain adjustments as set forth in the Merger Agreement. The Merger is expected to close in the summer of 2023, subject to the satisfaction or waiver of certain closing conditions, including approval of the Merger by the affirmative vote of the holders of at least a majority of the outstanding shares of the INDUS’ common stock entitled to vote on the Merger and the clearance by the Committee on Foreign Investment in the United States and the approval by the European Commission under Council Regulation (EC) No. 139/2004 (as amended). INDUS can provide no assurances regarding whether the Merger will close when expected or at all.

About INDUS

INDUS is a real estate business principally engaged in developing, acquiring, managing and leasing industrial/logistics properties. INDUS owns 42 industrial/logistics buildings totaling 6.1 million square feet in Connecticut, Pennsylvania, North Carolina, South Carolina and Florida.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company has filed with the Securities and Exchange Commission (“SEC”) a proxy statement on Schedule 14A on April 14, 2023. Promptly after filing its definitive proxy statement with the SEC, the Company commenced a mailing process to deliver the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT THE COMPANY HAS FILED OR FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN

IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement, the preliminary proxy statement and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov or by accessing the Investor Relations section of the Company’s website at https://www.indusrt.com.

Participants in the Solicitation

The Company and its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed transaction. Information about the Company’s directors and executive officers and their ownership of the Company’s securities is set forth in the Company’s proxy statement on Schedule 14A for its 2022 annual meeting of stockholders, filed with the SEC on April 27, 2022, and subsequent documents filed with the SEC.

Additional information regarding the identity of participants in the solicitation of proxies, and a description of their direct or indirect interests in the proposed transaction, by security holdings or otherwise, are set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction when they become available.

Cautionary Statement Regarding Forward Looking Statements

Some of the statements contained in this release constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this release reflect the Company’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances, many of which are beyond the control of the Company, that may cause actual results and future events to differ significantly from those expressed in any forward-looking statement, which risks and uncertainties include, but are not limited to: the ability to complete the proposed Merger on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary stockholder approval and satisfaction of other closing conditions to consummate the Merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement relating to the proposed Merger; risks that the proposed Merger disrupts the Company’s current plans and operations or diverts the attention of the Company’s management or employees from ongoing business operations; the risk of potential difficulties with the Company’s ability to retain and hire key personnel and maintain relationships with customers and other third parties as a result of the proposed Merger; the failure to realize the expected benefits of the proposed Merger; the risk that the proposed Merger may involve unexpected costs and/or unknown or inestimable liabilities; the risk that the Company’s business may suffer as a result of uncertainty surrounding the proposed Merger; the risk that stockholder litigation in connection with the proposed Merger may affect the timing or occurrence of the proposed Merger or result in significant costs of defense, indemnification and liability; effects relating to the announcement of the Merger or any further announcements or the consummation of the proposed Merger on the market price of the Company’s common stock.

While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance or events. Any forward-looking statement speaks only as of the date on which it was made. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 6, 2023, as updated by the Company’s subsequent periodic reports filed with the SEC.

Note Regarding Non-GAAP Financial Measures:

The Company uses FFO, Core FFO from continuing operations, Core FFO from continuing operations per share, Adjusted FFO from continuing operations, NOI from continuing operations, and Cash NOI from continuing operations, as supplemental non-GAAP performance measures. Management believes that the use of these measures combined with net income (loss) (which remains the Company’s primary measure of performance), improves the understanding of the Company’s operating results among the investing public and makes comparisons of operating results to other REITs more meaningful.

The Company presents a funds from operations metric substantially similar to funds from operations as calculated in accordance with standards established by Nareit (“Nareit FFO”). Nareit FFO is calculated as net income (calculated in accordance with U.S. GAAP), excluding: (a) depreciation and amortization related to real estate, (b) gains and losses from the sale of certain real estate assets, (c) gains and losses from change in control and (d) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.

The Company defines Core FFO from continuing operations and Core FFO per share from continuing operations as FFO and FFO per share, respectively, excluding: (a) discontinued operations, (b) strategic transaction costs related to the proposed merger, and (c) expense related to the performance of the non-qualified deferred compensation plan. Per share metrics are calculated as Core FFO from continuing operations for the period divided by the weighted average diluted share count for the period.

The Company defines Adjusted FFO from continuing operations as Core FFO from continuing operations less (a) noncash rental revenue including straight-line rents, (b) amortization of debt issuance costs, (c) noncash compensation expenses, (d) non-real estate depreciation and amortization expense, (e) tenant improvements and leasing commissions of second generation space and (f) maintenance capital expenditures needed to maintain the Company’s existing buildings.

NOI from continuing operations is a non-GAAP measure that includes the rental revenue and operating expenses and real estate taxes directly attributable to the Company’s real estate properties. The Company uses NOI from continuing operations as a supplemental performance measure because, in excluding real estate depreciation and amortization expense, general and administrative expenses, interest expense, investment income, other expenses and other non-operating items, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. The Company also believes that NOI from continuing operations will be useful to investors as a basis to compare its operating performance with that of other REITs. However, because NOI from continuing operations excludes depreciation and amortization expense and captures neither the changes in the value of the Company’s properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of its properties (all of which have a real economic effect and could materially impact the Company’s results from operations), the utility of NOI from continuing operations as a measure of the Company’s performance is limited. Other equity REITs may not calculate NOI from continuing operations in a similar manner and, accordingly, the Company’s NOI from continuing operations may not be comparable to such other REITs’ NOI from continuing operations. Accordingly, NOI from continuing operations should be considered only as a supplement to net income (loss) as a measure of the Company’s performance. NOI from continuing operations should not be used as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs. NOI from continuing operations should not be used as a substitute for cash flow from operating activities in accordance with U.S. GAAP.

Cash NOI from continuing operations is a non-GAAP measure that the Company calculates by adding or subtracting non-cash rental revenue, including straight-line rental revenue, from NOI from continuing operations. The Company uses Cash NOI from continuing operations together with NOI from continuing operations, as supplemental performance measures. Cash NOI from continuing operations should not be used as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs. Cash NOI from continuing operations should not be used as a substitute for cash flow from operating activities computed in accordance with U.S. GAAP.

INDUS REALTY TRUST, INC.

Consolidated Statements of Operations

(dollars and share count in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2023	2022
Rental revenue	$13,570	$11,318

Expenses:
Operating expenses of rental properties	1,213	1,098
Real estate taxes	1,842	1,477
Depreciation and amortization expense	5,110	4,156
General and administrative expenses	9,552	2,934
Total expenses	17,717	9,665

Other income (expense):
Interest expense	(1,759)	(1,519)
Investment and other income	130	21
Other expense	(1)	(3)
Total other expense	(1,630)	(1,501)

(Loss) income from continuing operations	(5,777)	152

Discontinued operations:
Gain on sale of properties and equipment	—	203
Loss on operations of discontinued portfolio	—	(86)
Income from discontinued operations	—	117

Net (loss) income	$(5,777)	$269

(Loss) income per Common Share-Basic:
(Loss) income from continuing operations	$(0.57)	$0.02
Income from discontinued operations	—	0.01
Net (loss) income per common share	$(0.57)	$0.03

(Loss) income per Common Share-Diluted:
(Loss) income from continuing operations	$(0.57)	$0.02
Income from discontinued operations	—	0.01
Net (loss) income per common share	$(0.57)	$0.03

Weighted average shares outstanding - basic	10,194	10,185
Weighted average shares outstanding - diluted	10,194	10,421

INDUS REALTY TRUST, INC.

Consolidated Balance Sheets

(dollars in thousands)

(unaudited)

	March 31, 2023	December 31, 2022
ASSETS
Real estate assets at cost, net	$ 517,813	$ 489,661
Cash and cash equivalents	23,323	52,014
Restricted cash	450	358
Interest rate swap assets	4,504	6,971
Assets of discontinued operations	—	29
Other assets	45,031	47,774
Total assets	$ 591,121	$ 596,807

LIABILITIES AND STOCKHOLDERS' EQUITY
Mortgage loans and construction loan, net of debt issuance costs	$ 79,125	$ 79,653
Delayed draw term loan, net of debt issuance costs	88,787	88,713
Deferred revenue	6,332	6,741
Accounts payable and accrued liabilities	15,115	10,940
Dividends payable	1,835	1,835
Liabilities of discontinued operations	—	119
Other liabilities	12,267	11,537
Total liabilities	203,461	199,538

Stockholders' equity
Common stock	102	102
Additional paid-in capital	401,840	401,370
Accumulated deficit	(19,098)	(11,486)
Accumulated other comprehensive income	4,816	7,283
Total stockholders' equity	387,660	397,269
Total liabilities and stockholders' equity	$ 591,121	$ 596,807

INDUS REALTY TRUST, INC.

Non-GAAP Reconciliations – Funds from Operations (“FFO”) and Core FFO

(dollars and share count in thousands, except per share measures)

(unaudited)

	Three Months Ended March 31,
	2023	2022
Net (loss) income:	$(5,777)	$269
Exclude:
Depreciation and amortization expense	5,110	4,156
FFO adjustments related to discontinued operations	-	240
Non-real estate depreciation & amortization expense	(66)	(26)
FFO	(733)	4,639
Exclude:
Core FFO adjustments related to discontinued operations	-	(357)
Non-qualified deferred compensation plan performance	133	(288)
Strategic transaction costs	5,862	-
Core FFO from continuing operations	$5,262	$3,994
Exclude:
Noncash rental revenue including straight-line rents	(724)	(843)
Amortization of debt issuance costs	181	228
Noncash compensation expenses	503	273
Non-real estate depreciation and amortization expense	66	26
Tenant improvements and leasing commissions (2nd generation space)	(1,497)	(225)
Maintenance capital expenditures	(428)	(23)
Adjusted FFO from continuing operations	$3,363	$3,430

Weighted average number of shares outstanding - basic	10,194	10,185
Dilutive securities	167	236
Weighted average number of shares outstanding - diluted	10,361	10,421
Core FFO from continuing operations/share - diluted	$0.51	$0.38

INDUS REALTY TRUST, INC.

Non-GAAP Reconciliations – NOI and Cash NOI

(dollars in thousands)

(unaudited)

	Three Months Ended March 31,
	2023	2022
Net (loss) income	$(5,777)	$269
Income from discontinued operations	-	(117)
Pretax (loss) income from continuing operations	(5,777)	152
Exclude:
Depreciation and amortization expense	5,110	4,156
General and administrative expenses	9,552	2,934
Interest expense	1,759	1,519
Other expense	1	3
Investment and other income	(130)	(21)
NOI from continuing operations	$10,515	$8,743
Noncash rental revenue including straight-line rents	(724)	(843)
Cash NOI from continuing operations	$9,791	$7,900

1 Core FFO from continuing operations, Core FFO from continuing operations per share, NOI from continuing operations and Cash NOI from continuing operations are not financial measures in conformity with generally accepted accounting principles in the United States of America (“U.S. GAAP”). For additional information see “Note Regarding Non-GAAP Financial Measures.”

2 Stabilized Properties reflect buildings that have reached 90% leased or have been in service for at least one year since development completion or acquisition date, whichever is earlier.

3 Leasing metrics exclude new and renewal leases which have an initial term of twelve months or less, as well as leases for first generation space on properties acquired or developed by INDUS. Leasing metrics also exclude leases tied to properties undergoing redevelopment or repositioning..

4 Lease cost per square foot per year reflects total lease costs (tenants improvements, leasing commissions and legal costs) per square foot per year of the lease term. Lease costs exclude any base building improvements.

5 Weighted average rent growth reflects the percentage change of annualized rental rates between the previous leases and the current leases. The rental rate change on a straight-line basis represents average annual base rental payments on a straight-line basis for the term of each lease including free rent periods. Cash basis rent growth represents the change in starting rental rates per the lease agreement on new and renewed leases signed during the period, as compared to the previous ending rental rates for that same space. The cash rent growth calculation excludes free rent periods.